As filed with the Securities and Exchange Commission on March 14, 2000.
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)


               Maryland                                  52-1893632
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)

                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Frank H. Menaker, Jr.
                                Marian S. Block
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                               David A. Gibbons
                                King & Spalding
                         1730 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20006
                                (202) 737-0500

                                 _____________

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed                  Proposed
                                   Amount to be                Maximum                   Maximum              Amount of
          Title of Shares           Registered              Aggregate Price             Aggregate           Registration
         to be Registered             (1)(2)                 Per Share(3)            Offering Price(3)          Fee
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities................    $1,000,000,000                100%                 $1,000,000,000           $264,000
--------------------------------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in other currencies or composite currencies on the basis of exchange rates in effect on the date an agreement to sell the applicable Debt Securities is entered into by the Registrant.
(2) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in an aggregate offering price of $1,000,000,000.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c).


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

[The information in this prospectus is not complete and may be changed. We may not sell these securities until our registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

            Prospectus, Subject to Completion, Dated March 13, 2000


                    [LOGO OF LOCKHEED MARTIN APPEARS HERE]


                          Lockheed Martin Corporation

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000

                                $1,000,000,000

                                Debt Securities

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus. You should read this prospectus and any prospectus supplement, together with the additional information described under the heading, Where You Can Find More Information, carefully before you invest.

     This prospectus provides you with a general description of the debt securities that we may issue and sell at various times:

  . our prospectus supplements will contain the specific terms of each series of debt securities and may add, update or change information contained in this prospectus.

  . we can issue debt securities in one or more offerings for a total offering price of up to $1,000,000,000 under this prospectus.

  . we may sell the debt securities to or through underwriters, dealers or agents. We also may sell debt securities directly to investors.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              This Prospectus is dated       , 2000.

                      Where You Can Find More Information

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities:

  .  our Annual Report on Form 10-K for the year ended December 31, 1999; and

  .  our Current Report on Form 8-K filed with the SEC on January 31, 2000.

     You may read or copy these documents through our web site at http://www.lockheedmartin.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

                          Lockheed Martin Corporation
                          6801 Rockledge Drive
                          Bethesda, Maryland 20817
                          (301) 897-6000
                          Attention:  Corporate Secretary

     You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of those documents.

     You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

                          Forward-Looking Statements

     We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements.

     All forward-looking statements involve risks, uncertainties and factors, including statements and assumptions with respect to future revenues, program performance and cash flows, the outcome of contingencies including litigation and environmental remediation, and anticipated costs of capital investments and planned dispositions. These risks, uncertainties and factors include: the ability to achieve or quantify savings for our customers or ourselves as a result of our reorganization efforts, including the recently announced business area streamlining and staff reductions, or in our global cost-cutting program; customer changes in short-range and long-range plans; product performance; our ability to grow earnings and generate cash flow in accordance with our beliefs; risks inherent in designing and implementing innovative advanced technology; our performance under existing government awards and contracts; government import and export policies; termination of government contracts; our ability to identify and negotiate strategic alliances or joint ventures to pursue various business opportunities; difficulties during space launches; the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements; economic conditions, competitive environment, international business and political conditions, timing of awards and contracts; timing and customer acceptance of product delivery and launches; the outcome of contingencies, including completion of any acquisitions and divestitures, litigation and environmental remediation, program performance, and our ability to consummate the COMSAT transaction. These are only some of the numerous factors which may affect the forward-looking statements in this prospectus.

     We do not undertake any obligation to publicly release any revisions to forward-looking statements to reflect events or circumstances or changes in expectations or to reflect the occurrence of unanticipated events. These forward-looking statements in (or incorporated by reference in) this prospectus are intended to be subject to the safe harbor protection provided by the federal securities laws. For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in these forward-looking statements, please see the documents incorporated by reference for more information on these risks, uncertainties and factors.


                          Lockheed Martin Corporation

     We are a highly diversified global enterprise principally engaged in the conception, research, design, development, manufacture, integration and operation of advanced technology systems, products and services.

     We operate through four principal business areas:

 .  Systems Integration -- Includes missiles and fire control, naval electronics
   -------------------
   and surveillance systems, platform integration, aerospace electronics, control systems, and command, control, communications, computers and intelligence (C4I) lines of business;

 .  Space Systems --Includes space launch, commercial and government satellites,
   -------------
   and strategic missiles lines of business;

 .  Aeronautical Systems --Includes tactical aircraft, airlift, and aeronautical
   --------------------
   research and development lines of business;

 .  Technology Services - Includes federal technology services line of business.
   -------------------

     All other operations are grouped in our Corporate and Other segment, which includes Lockheed Martin Global Telecommunications, Inc. (which has operational responsibility for our investment in COMSAT Corporation) and certain other joint ventures and businesses.


                                Use of Proceeds

     We will use the net proceeds from the sale of the debt securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. If we identify a specific purpose for the net proceeds of an offering, we will describe that purpose in the applicable prospectus supplement.


                      Ratio of Earnings to Fixed Charges

     The following table shows ratios of earnings to fixed charges, which are unaudited, for each of the periods indicated. The ratios include Lockheed Martin, our consolidated subsidiaries and companies in which we own 50% or less of the equity.


                                         Years Ended December 31,
                            -----------------------------------------------
                              1999      1998     1997      1996      1995
                            ---------  -------  -------  --------  --------
                              2.4x      2.8x     3.1x      3.5x      4.2x

     For purposes of calculating the above ratios:

  . "earnings" are determined by adding "total fixed charges," excluding interest capitalized, to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies in which we own 20% to 50% of the equity; and

  . "total fixed charges" consists of interest on all indebtedness, amortization of debt discount or premium, interest capitalized, and an interest factor attributable to rents.

                        Description of Debt Securities

     As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. We will describe the particular terms of any series of debt securities, and the extent to which the general terms summarized below may apply, in the prospectus supplement relating to that series.

     We initially will issue debt securities under an indenture between Lockheed Martin and ______________________________________. The indenture is a contract between us and ___________________ acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the trustee performs certain administrative duties for us.

     Selected provisions of the indenture are summarized below. Because it is a summary, it does not contain all of the information that may be important to you. We filed the form of this indenture as an exhibit to this registration statement and we suggest that you read the indenture for provisions that may be important to you. You especially need to read the indenture to get a complete understanding of your rights and our obligations under covenants described under the headings Certain Covenants and Merger, Sale and Consolidation below. To obtain a copy of the indenture, see the discussion under the heading Where You Can Find More Information above.

     The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

Terms

     The debt securities offered by this prospectus will be limited to a total amount of $1,000,000,000, or its equivalent in any currency. The indenture, however, does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the indenture.

     The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

  .  the title and type of the debt securities;

  . whether the debt securities will be senior or subordinated debt securities and the terms of the subordination provisions;

  .  any limit on the total principal amount of the debt securities;

  .  the price or prices at which we will sell the debt securities;

  .  the maturity date or dates of the debt securities;

  . the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

  .  the dates on which interest will be payable and the related record dates;

  . whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

  .  the place or places of payments on the debt securities;

  .  whether the debt securities are redeemable;

  . any redemption dates, prices, obligations and restrictions on the debt securities;

  . any mandatory or optional sinking fund or purchase fund or analogous provisions;

  . the denominations in which the debt securities will be issued, if other than $1,000 or multiples of $1,000;

  . the currency in which principal and interest will be paid, if other than U.S. dollars;

  . any provisions granting special rights upon the occurrence of specified events;

  . any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  .  any trustees, authenticating or paying agents, transfer agents, registrars
     or other agents for the debt securities if other than                     ;

  .  any conversion or exchange features of the debt securities;

  . whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  .  any special tax implications of the debt securities;

  .  the terms of payment upon acceleration; and

  .  any other material terms of the debt securities.

     We may issue debt securities that are convertible into or exchangeable for our common stock, or the debt or equity of another company. We may also continuously offer debt securities in a medium term note program. If we issue these types of debt securities, we will provide additional information in a prospectus supplement.

     We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

     In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

     We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form without service charge, upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee's corporate trust office or at any other office maintained by us for such purposes. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

     As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York. DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

     While the debt securities are represented by one or more global certificates:

  .  You will not be able to have the debt securities registered in your name.

  . You will not be able to receive a physical certificate for the debt securities.

  . DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC's records.

  . Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  . Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither we nor the trustee has any responsibility for the actions of DTC or your broker, bank or financial institution.

  . You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

  . Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

     We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest due for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days; or

  . we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Events of Default

     Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any issued debt securities:

  . failure to pay the principal or any premium on any debt security of that series when due;

  . failure for 30 days to pay interest on any debt security of that series when due;

  . failure to perform any other covenant in the indenture that continues for 90 days after we have been given written notice of such failure; or

  .  certain events of bankruptcy, insolvency or reorganization.

     An event of default for one series of debt securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders' interests.

     If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the acceleration of payment.

     The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series.

Conversion Rights

     We will describe the terms upon which debt securities may be convertible into our common stock or other securities of Lockheed Martin or another company in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They may also include provisions adjusting the number of shares of our common stock or such other securities of Lockheed Martin or another company.

Certain Covenants

     Under the indenture, we will agree to:

  . pay the principal, interest and any premium on the debt securities when due;

  .  maintain a place of payment;

  . deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

  . deposit sufficient funds with any paying agent on or before the due date for payment of any principal, interest or any premium.

     The indenture restricts our ability and the ability of certain of our subsidiaries to encumber assets. If we, or any restricted subsidiary, as defined below, pledge or mortgage any of our property to secure any debt, then we will, unless an exception applies, pledge or mortgage the same property to the trustee to secure the debt securities for as long as such debt is secured by such property.

     This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a permitted lien, as defined below, without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of the following does not exceed 10% of our consolidated net tangible assets:

  .  the amount of debt secured by such assets, plus

  . the total amount of other secured debt not permitted by this restriction, excluding debt that is secured by a permitted lien, plus

  . the total amount of secured debt existing at the date of the indenture, plus

  . the total amount of attributable debt in respect of certain sale-leaseback transactions.

     Permitted liens include:

  . liens on a corporation's property, stock or debt at the time it becomes a restricted subsidiary;

  . liens on property at the time we or a restricted subsidiary acquires the property, provided that no such lien extends to any of our other property or any other property of a restricted subsidiary;

  . liens securing payment of a property's purchase price or to secure debt incurred within one year after the property's acquisition for the purpose of financing the purchase price;

  . liens securing debt owing by a restricted subsidiary to us or another restricted subsidiary;

  . liens on property of an entity at the time such entity is merged into or consolidated with us or a restricted subsidiary or at the time we or a restricted subsidiary acquire all or substantially all of the assets of the entity;

  . liens in favor of any customer to secure payments or performance pursuant to any contract or statute, any related indebtedness, or debt guaranteed by a government or governmental authority;

  . liens arising pursuant to any order of attachment, distraint or similar legal process so long as the execution or other enforcement is effectively stayed and the claims secured are being contested in good faith by appropriate proceedings;

  . materialmen's, suppliers', tax or similar liens arising in the ordinary course of business for sums not overdue or which are being contested in good faith by appropriate proceedings; and

  . any renewal, extension or replacement for any lien permitted by one of the exceptions described above or a lien existing on the date that debt securities of a series are first issued, provided that the renewal, extension, or replacement is limited to all or any part of the same property subject to the existing lien.

     Except in certain circumstances, the indenture also restricts our ability and the abilities of certain of our subsidiaries to enter into sale-leaseback transactions. The indenture will not otherwise limit our ability to incur additional debt, unless we tell you this in a prospectus supplement.

     The following are summaries of definitions for certain terms we have just used. For the full definition of these terms, you should refer to the form of the indenture filed as an exhibit to the registration statement.

  . Attributable debt for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles.

  . Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities, goodwill, patents and trademarks.

  . Principal property means, with certain exceptions, any manufacturing facility located in the United States and owned by us or by one or more restricted subsidiaries and which has, as of the date the lien is incurred, a net book value, after deduction of depreciation and similar charges, greater than 3% of consolidated net tangible assets, or any manufacturing facility or other property declared to be a principal property by our chief executive officer or chief financial officer by delivery of a certificate to that effect to the trustee.

  . Restricted subsidiary means one of our subsidiaries that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a principal property, except that a subsidiary shall not be a restricted subsidiary if its shares are registered with the SEC or if it is required to file periodic reports with the SEC.

  . Sale-leaseback transaction means, subject to certain exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfer a principal property to a person and contemporaneously lease it back from that person.

Consolidation, Merger or Sale

     The indenture prohibits us from consolidating or merging with another corporation, or transferring all or substantially all of our assets to another corporation unless:

  . the successor corporation assumes all of our obligations under the debt securities and the indenture;

  . immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  . we have delivered to the trustee an officers' certificate and a legal opinion confirming that we have complied with the indenture.

Redemption, Sinking Fund and Defeasance

     We may redeem some or all of the debt securities at our option, subject to the conditions stated in the applicable prospectus supplement. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms.

     The indenture permits us to discharge or defease certain of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under certain circumstances, if we defease a series of debt securities, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can defease one series of debt securities without defeasing any other series.

     Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would be required to recognize a gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not be required to recognize a gain or loss in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

     Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

     We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.


                             Plan of Distribution

     We may sell any series of debt securities through underwriters, dealers or agents or directly to one or more purchasers.

    For each series of debt securities, the prospectus supplement will describe:

  .  the initial public offering price;

  .  the names of any underwriters, dealers or agents;

  .  the purchase price of the debt securities;

  .  our proceeds from the sale of the debt securities;

  . any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

  .  any discounts or concessions allowed or reallowed or paid to dealers; and

  . the securities exchanges on which the debt securities will be listed, if any.

     If we use underwriters in the sale, they will buy the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities offered if they purchase any debt securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If we use dealers in the sale, we will sell debt securities to such dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of debt securities in any state that does not permit such an offer.

     Underwriters, dealers and agents that participate in the debt securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the debt securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the debt securities from us on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     Underwriters, dealers and agents may be our customers or may engage in transactions with us or perform services for us in the ordinary course of business.


                        Validity of the Debt Securities

     King & Spalding, Washington, D.C., will issue an opinion about the legality of the debt securities for us. Underwriters, dealers or agents, who we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the debt securities.


                                    Experts

     Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999 as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

===============================================================================


     You should rely only on the information incorporated by reference or provided in the prospectus or a prospectus supplement. Lockheed Martin has not authorized anyone else to provide you with different information. Neither Lockheed Martin, nor any other person on behalf of Lockheed Martin, is making an offer to sell or soliciting an offer to buy any of the securities described in this prospectus or in a prospectus supplement in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents. There may have been changes in the affairs of Lockheed Martin since the date of the prospectus or a prospectus supplement.

                             _____________________

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
Where You Can Find More
     Information...........................................    2
Forward-Looking Statements.................................    3
Lockheed Martin Corporation................................    3
Use of Proceeds............................................    4
Ratio of Earnings to Fixed Charges.........................    4
Description of Debt Securities.............................    5
Plan of Distribution.......................................   13
Validity of the Debt Securities............................   14
Experts....................................................   14



                       Lockheed Martin Corporation

                           $1,000,000,000

                          Debt Securities

                              __________

                           [LOCKHEED MARTIN LOGO]

                              __________

                              Prospectus

                              __________

                               , 2000

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.


    Securities and Exchange Commission registration fee..  $  264,000
    Trustee fees and expenses............................      78,000
    Legal fees and expenses..............................     200,000
    Accounting fees and expenses.........................     200,000
    Printing and engraving fees and expenses.............     123,500
    Rating agency fees...................................     150,000
    Blue Sky fees and expenses (including legal fees)....      20,000
    Miscellaneous........................................      13,500
                                                           ----------

         Total...........................................  $1,051,000
                                                           ----------


Item 15.  Indemnification of Directors and Officers.

     The Corporation's Bylaws provide that the Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Corporation may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits a Maryland corporation to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law. In addition to indemnification, the officers and directors of the Corporation are covered by certain insurance policies maintained by the Corporation.

     The Corporation's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or any of its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Charter provision applies, the remedies available to the Corporation or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under federal securities laws.

     The form of Underwriting Agreement filed as an exhibit to this Registration Statement provides for indemnification by the Corporation of the underwriters or controlling persons of the underwriters under certain circumstances.


Item 16.    Exhibits.


Exhibit
Number                               Description
-------                              -----------

    1.1   Form of Underwriting Agreement.
    4.1   Form of Indenture.
    4.2   Form of U.S. $ Denominated Note/Debenture.
    5.1   Opinion of King & Spalding.
   12.1   Computation of Ratio of Earnings to Fixed Charges.
   23.1   Consent of Ernst & Young LLP, Independent Auditors.
   23.2   Consent of King & Spalding, included in Exhibit 5.1.
   24.1   Powers of Attorney.
   25.1 Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939.*

--------------
       *  To be filed by amendment.

Item 17.    Undertakings.

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, the 14th day of March, 2000.

                                LOCKHEED MARTIN CORPORATION

                                By: /s/ Marian S. Block
                                    --------------------------
                                    Marian S. Block
                                    Vice President and
                                    Associate General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                     Date
         ---------                        -----                     ----

/s/ Vance D. Coffman*       Chairman and Chief Executive       March 14, 2000
--------------------------  Officer (Principal Executive
Vance D. Coffman            Officer)

/s/ Robert J. Stevens*      Executive Vice President and       March 14, 2000
--------------------------  Chief Financial Officer
Robert J. Stevens           (Principal Financial Officer)

/s/ Christopher E. Kubasik* Vice President and Controller      March 14, 2000
--------------------------  (Principal Accounting Officer)
 Christopher E. Kubasik

     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

     Norman R. Augustine*              Caleb B. Hurtt*
     Marcus C. Bennett*                Gwendolyn S. King*
     Lynn V. Cheney*                   Eugene F. Murphy*
     Vance D. Coffman*                 Frank Savage*
     Houston I. Flournoy*              James R. Ukropina*
     James F. Gibbons*                 Douglas C. Yearley*
     Edward E. Hood, Jr.*


*By: /s/ Marian S. Block                                         March 14, 2000
     ------------------------
     Marian S. Block
     (As Attorney-in-fact)

                                 EXHIBIT INDEX

Exhibit
 Number                                Description
-------                                -----------

    1.1         Form of Underwriting Agreement.
    4.1         Form of Indenture.
    4.2         Form of U.S. $ Denominated Note/Debenture.
    5.1         Opinion of King & Spalding.
   12.1         Computation of Ratio of Earnings to Fixed Charges.
   23.1         Consent of Ernst & Young LLP, Independent Auditors.
   23.2         Consent of King & Spalding, included in Exhibit 5.1.
   24.1         Powers of Attorney.
   25.1 Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939.*

-------------------
       *   To be filed by amendment.